UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 26, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 26, 2012, AdCare Health Systems, Inc. (the “Company”) and certain of its wholly owned subsidiaries, on the one hand, and The PrivateBank and Trust Company (“PrivateBank”), on the other hand, entered into a Modification Agreement (“Modification Agreement”) which amends that certain Loan and Security Agreement (“Loan Agreement”), dated as of September 20, 2012, between certain of the Company’s wholly owned subsidiaries and PrivateBank.  The Modification Agreement amends the Loan Agreement to: (i) allow PrivateBank to issue additional letters of credit for the account of the borrowers under the Loan Agreement; and (ii) change the total amount that may be issued under any letters of credit to $2,500,000.  The Modification Agreement did not change the maximum amount that may be borrowed under the Loan Agreement by the borrowers, which remains at $10,600,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer